                              Consulting Agreement
                               (Charles Cleveland)

This agreement is made effective May 25, 2002, by and between CommunicateNow.com
Inc., 310 Kitty Hawk Road Universal City, Texas 78148 hereafter referred to as
("Company"), and Charles Cleveland, 5701 82nd Street Lubbock, Texas
("Consultant") for a period not to exceed 6 months.

In consideration of the mutual promises contained in this Agreement, the Parties agree as follows:

                                    I Purpose

1.01 Company hereby retains and employs Consultant to create produce on demand, general business start-up consulting, specifically, financing and acquisition of oil and gas leases.

                                II Consideration

2.01 In consideration of Consultant providing such services, Company shall pay
Consultant pursuant to the terms and conditions ser forth in exhibit "A"
attached hereto.

                       III Mutual Covenants and Agreements

3.01 The Parties agree that Consultant is an Independent Contractor in the performance of its services for the Company.

3.02 It is mutually agreed and understood that Consultant shall not be considered an employee of Company. Company will have no control, direction, or dominion over Consultant or the way in which Consultant performs the work.

3.03 Consultant is responsible for performing the services stated in this
Agreement in a good workmanlike manner and the work shall be performed in strict accordance with industry standards.

3.04 Consultant has no independent authority to act for or on behalf of Company, except as provided in this Agreement. No other power, authority or use is granted or implied.

3.05 Neither Party shall incur any debt, obligations, or liability of any kind against the other party without the other Party's express written permission.

3.06 Neither Party may receive any money owed the other without the other
Party's express written permission.

3.07 Consultant agrees to devote sufficient time, energy, and attention during the term of this Agreement to the tasks specified by Company. Furthermore,
Consultant agrees to provide prompt, courteous, efficient and professional services and to cooperate with Company in completing the jobs contemplated on this agreement.

3.08 Consultant will be responsible for payment of all state, federal, foreign and/or local taxes, including income tax, withholding tax, Social Security tax and pension contributions, if any. Company is not responsible for the payment of any taxes or penalties applicable to the nonpayment or underpayment of any taxes or penalties applicable to the nonpayment or underpayment of the taxes.
Consultant is, in addition, responsible for payment of any and all insurance premiums, including, but not limited to, errors and omissions policies, and medical, life or Worker's Compensation policies that Consultant may need or desire.

                                     IV Term

4.01 The term of this agreement shall be for three (1) year from the date that this Agreement is signed by Company's and Consultant's representatives.

4.02 If, after expiration of the Agreement, the Parties continue to do business together as if this Agreement were still in effect, the Agreement shall automatically be renewed for additional three (3) month terms, unless one of the
Parties notifies the other in writing of the termination of this Agreement. The termination letter must give 30 days notice to the other Party.

4.03 Prior to expiration of this Agreement, termination may be by agreement of the Parties.

                    V. General and Administrative Provisions

5.01 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

5.02 Assignment. Company shall have no right to transfer or assign Consultants interest in this Agreement without prior written consent of Consultant.

5.03 Corporate Authority. If any Party is a legal entity (partnership,
Corporation and/or trust), such Party represents to the other that this
Agreement, the transaction contemplated in this Agreement, and the execution and delivery hereof, have been duly authorized by all necessary partnership, corporate or trust proceedings and actions, including without limitation, action on the part of the directors, if the Party is corporation. Certified copies of any such corporate or other resolutions authorizing this transaction shall be delivered at Execution.

5.04 Time limits. Time is of the essence in this agreement, and all time limits shall be strictly construed and rigidly enforced.

5.05 No Waiver. The failure or delay in the enforcement of the rights detailed in this Agreement by Company shall not constitute a waiver of those rights or be deemed a basis for estoppels. Company may exercise its rights under this
Agreement despite the delay or failure to enforce the rights.

5.06 Dispute or Contest. In the unlikely event that a dispute occurs or an action in law or equity arises out of the operation, construction or interpretation of this Agreement, Consultant shall bear the expense of the attorney's fess and costs incurred by Consultant in the action.

5.07 Paragraph Headings. The paragraph headings used in this Agreement are descriptive only and shall have no legal force or affect whatever.

5.08 Use of Pronouns. The use of the neuter singular pronoun to refer to a Party described in this Agreement shall be deemed a proper reference whether the Party is an individual, a partnership, a corporation, or a group of two or more individuals, partnerships or corporations. The grammatical changes required to make the provisions of this Agreement applicable to corporations, partnerships, individuals, or groups of individuals, or to females as well as males, shall in all instances be assumes as though in each case fully expressed.

5.09 Texas Law. This Agreement shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in
Bell County, Texas.

5.10 Severability. If any provisions of this Agreement shall, for any reason, be held in violation of any applicable law, and so much of the Agreement is held to be unenforceable, then the invalidity of such a specific provision shall not be deemed to invalidate any other provisions in this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provision destroys the legitimate purpose of this Agreement, in which event this
Agreement shall be cancelled.

5.11 Entire Agreement. This Agreement represents the entire agreement by and between the Parties except as otherwise provided in this Agreement, and it may not be changed except by written amendment duly executed by all Parties.

         Signed, Accepted And Agreed To the First date stated above.

                                        Consultant:
                                            /s/  Charles Cleveland
                                        ---------------------------------
                                        Signed Name

                                                 Charles Bitters
                                        ---------------------------------
                                        Printed Name

                                        American Energy Production Inc., a Delaware Corporation

                                        By: /s/  Charles Bitters
                                        ---------------------------------
                                                 Charles Bitters;
                                                 VP President Operations

                           EXHIBIT "A" (Compensation)

                 1,000,000 SHARES OF COMMON STOCK IN THE COMPANY
                         American Energy Production Inc.